                                                                    EXHIBIT 10.1
THIS FIRST AMENDMENT TO SENIOR REVOLVING CREDIT AGREEMENT (the "First Amendment") dated as of August 31, 1998, is among TRANSCOASTAL MARINE SERVICES, INC. (the "Borrower"), each of the lenders that is a signatory thereto or which becomes a signatory thereto (individually, together with its successors and assigns, a "Lender" and collectively, the "Lenders") and JOINT ENERGY DEVELOPMENT INVESTMENTS II LIMITED PARTNERSHIP, agent for the Lenders (in such capacity, the "Agent").

                               W I T N E S S E T H

         WHEREAS, the Borrower and Lenders entered into that certain Senior Revolving Credit Agreement (the "Senior Credit Agreement") dated as of October 28, 1997; and

         WHEREAS, the Borrower has entered into that certain Stock Purchase Agreement and Merger Agreement, dated as of August 1, 1998, among Borrower, TransCoastal Acquisition, Inc. (the "Acquisition Company"), Dickson GMP International, Inc., Dickson Marine, Inc., Dickson Nigeria, Ltd., Servicios y Construcciones Petroleras Ventura, C.A., Ventura Resources, Inc., and the Shareholders of the Dickson Group (the "Acquisition Agreement"); and

         WHEREAS, in connection with the Acquisition, the Borrower has requested and the Lenders have agreed to amend certain provisions of the Senior Credit Agreement; and

         WHEREAS, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Defined terms. All capitalized terms which are defined in the Senior Credit Agreement, but which are not defined in this First Amendment, shall have the same meanings as defined in the Senior Credit Agreement. Unless otherwise indicated, all sections referenced in this First Amendment refer to the Senior Credit Agreement.

         Section 2.        Amendments to the Senior Credit Agreement.

         2.1 Section 1.02 is amended by replacing in its entirety the following definition:

         "Termination Date" shall mean, unless the Commitments are sooner terminated pursuant to Section 2.03(b) or 10.02 hereof, January 31, 2000.

         2.2      Section 9.12 is restated in its entirety to read as follows:
         The Borrower will not make any expenditures for fixed or capital assets (including the allocated principal portion of capital lease payments) if, after giving effect thereto, the aggregate of all such expenditures and amounts would exceed $7,000,000 during any fiscal year and provided any such expenditures in excess of $2,000,000 shall require the prior written approval of the Majority Lenders. To the extent approval for a capital expenditure has been obtained as aforesaid such expenditure shall not be included in the $7,000,000 limit.

         2.3 Section 8.01(h) is restated in its entirety to read as follows:

                  (h) Promptly upon their becoming available, (i) monthly updates to the Borrower's annual budget and within 45 days after the end of each month, variance analysis and (ii) within 25 days after the end of each month, a report of the current backlog (including a summary of all contracts, amounts, dates, counterparties and type of work) as at the end of such month, in form and substance reasonably satisfactory to the Agent.

         2.4      Section 9.07 is restated in its entirety to read as follows:

                  Section 9.07 Limitation on Leases. Neither the Borrower nor any Subsidiary will create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal including capital leases), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower and the Subsidiaries pursuant to all such leases or lease agreements to exceed $1,200,000 in any period of twelve consecutive calendar months during the life of such leases (excluding any leases in effect on August 31, 1998 that were entered into by Dickson GMP International, Inc.
         or any Subsidiary thereof).

         2.5 Section 10.01 is amended by restating Section 10.01(j) in its entirety as follows:

                  (j)(i) if any Person or Persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date hereof) shall, in the aggregate, directly or indirectly, control or own (beneficially or otherwise) more than 30% (by number of shares) of the issued and outstanding voting stock of the Borrower, or (ii) 50% of the individuals who, as of the date hereof, constitute the Borrower's board of directors (together with any new director whose election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nominations for election was previously so approved) cease for any reason to constitute a majority of the Borrower's board of directors then in office; or

         2.6 Section 10.01 is amended by redesignating Section 10.01(l) as Section 10.01(k) and inserting a new Section 10.01(l) as follows:

                  (l) the Borrower fails to deliver, on or before September 14, 1998, a legal opinion, in form and substance satisfactory to the Agent from D'Amato & Lynch concerning the First Amendment.

         Section 3. Representations and Warranties. The Borrower hereby affirms that as of the date of execution and delivery of this First Amendment, except as affected by the transactions contemplated in this First Amendment, all representations and warranties contained in the Senior Credit Agreement are true and correct in all material respects as though made on and as of the date hereof and no Default or Event of Default shall have occurred and be continuing.

         Section 4. Effectiveness. This First Amendment shall be effective, as of the date first written above, upon the satisfaction of the following conditions:

                  (a) A certificate of the Secretary or Assistant Secretary of each of the Borrower and the Acquisition Company setting forth (i) resolutions of its board of directors with respect to the authorizations of the Borrower and the Acquisition Company as the case may be, to execute and deliver (x) this First Amendment and/or the other Loan Documents to which it is a party, and (y) the Acquisition Agreement, (ii) the officers of the Borrower and the Acquisition Company who are authorized to sign the Loan Documents to which Borrower or Acquisition Company is a party, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of the Acquisition Company, certified as being true and complete.

                  (b) Certificates of the appropriate state agencies with respect to the existence, qualifications, and good standing of the Borrower and the Acquisition Company, and in the case of the Acquisition Company, the Certificate of Merger (as such term is defined in the Acquisition Agreement).

                  (c) The Security Instruments described in Exhibit A, hereto duly completed and executed in sufficient number of counterparts for recording, if necessary.

                  (d) A certificate of insurance coverage for the Acquisition Company, evidencing the insurance required pursuant to Section 7.19 of the Senior Credit Agreement.

                  (e) Payment of the fee required under Section 6 hereof.

                  (f) Execution of documents contemplated by the Acquisition Agreement.

                  (g) A copy of the letter from the Federal Trade Commission notifying the Borrower of the termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

         Section 5.   Reference to and Effect on Senior Credit Agreement.

                  (a) On or after the date first written above, each reference in the Senior Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Senior Credit Agreement in any certificate or other document or instrument delivered in connection therewith, shall mean and be a reference to the Senior Credit Agreement as amended hereby.

                  (b) Except as specifically amended above, the Senior Credit Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed.

         Section 6. Restructuring Fee. The Borrower agrees to pay on the date hereof a $175,000 restructuring fee to the Agent in connection with the preparation, execution, and delivery of this First Amendment.

         Section 7. Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         Section 8. No Oral Agreement. THIS WRITTEN FIRST AMENDMENT AND THE OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO OTHER UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 9. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, OTHER THAN THE CONFLICT OF LAWS RULES THEREOF. ALL CONTROVERSIES OR CLAIMS BETWEEN OR AMONG THE PARTIES HERETO SHALL BE DETERMINED IN THE MANNER PROVIDED IN THE SENIOR CREDIT AGREEMENT.


                        [Signature Pages Begin Next Page]

         The parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.

BORROWER:                   TRANSCOASTAL MARINE SERVICES, INC.


                                By:
                                Name:
                                Title:


LENDER AND AGENT:              JOINT ENERGY DEVELOPMENT
                               INVESTMENTS II LIMITED
                               PARTNERSHIP

                               By:  Enron   Capital    Management   II   Limited
                                    Partnership, its sole general partner

                               By: Enron Capital II Corp., its sole general partner


                                    By:
                                    Name:
                                    Title:


                               Signature Page - 1

                                    EXHIBIT A


1.       Undated Stock Powers and Stock Certificates of Acquisition Company

2.       Security Agreement executed by Acquisition Company covering Stock

3.       First Amendment to Guaranty Agreement dated November 14, 1997

4. Security Agreement (First Priority) executed by Acquisition Company covering accounts, etc.

5. Financing Statements executed by Acquisition Company with respect to items 2 and 4 above

6. First Supplement to Security Agreement (Stock) executed by the Borrower pledging the stock of Acquisition Company

7. Financing Statement Amendment executed by the Acquisition Company and the Agent with respect to item 6 above

8. Undated Stock Power and Stock Certificate of Acquisition Company in the name of the Borrower



                                  Exhibit A-1